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                                                                    EXHIBIT 23.3


                                January 10, 2000

                                  CONFIDENTIAL

VIA FACSIMILE


Ms. Cary Sherbourne
CAP Ventures, Inc.
195 PortSmith Ave
Greenland, NH 03840

     RE: IMAGEX.COM, INC.

Dear Ms. Sherbourne:

     ImageX.com, Inc. is planning a public offering of its common stock and expects to file a registration statement with the Securities and Exchange Commission during the week of January 10, 2000. ImageX.com's plans regarding this public offering remain extremely confidential. Please help us to protect the confidentiality of these plans by disclosing them on a need-to-know basis only.

     The purpose of this letter is to confirm your consent to the reference to your firm in ImageX.com's Registration Statement on Form S-1 and the inclusion therein of information derived from your firm's report entitled "U.S. Print on Demand Market Forecast 1998-2003". Exhibit A to this letter identifies the information that we have derived from your firm's report and included in ImageX.com's registration statement.

     Please confirm your consent to the foregoing by executing a copy of this letter below, then fax a copy of this letter to the undersigned at
(425) 452-9266 on or before January 11, 2000. Please also return the original letter by mail or overnight courier. Thank you very much for your assistance with this matter.

                                        Very truly yours,


                                        /s/ ROBIN L. KRUEGER/mgn
                                        ------------------------
                                        Robin L. Krueger
                                        Chief Financial Officer
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January 10, 2000
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Agreed and accepted:

CAP Ventures, Inc.

By: /s/ CHARLES M. CORR
    --------------------------
    Name: Charles M. Corr
          --------------------
    Title: Director
           -------------------
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January 10, 2000
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                                   EXHIBIT A



1. Sales in the U.S. printing industry totaled $292 billion in 1998, of which $58 billion was derived from commercial printing operations.

2. There were over 30,000 local and regional commercial printing operations in the United States in 1998.